Exhibit 99.1

For Immediate Release

Blue Coat Forms New Product Groups to Drive Focus, Growth and Innovation

Announces Executive Departures and Updated Guidance for Fourth Quarter Fiscal 2011

SUNNYVALE, Calif., May 5, 2011 – Blue Coat Systems, Inc. (Nasdaq: BCSI), a leading provider of Web security and WAN optimization solutions, today announced that it has realigned its product groups to better capitalize on those market opportunities that offer the strongest prospects for growth. It structured these new product groups—Web Security, WAN Optimization and Cloud Services—to drive focus, growth and innovation.

Today the company also announced that two executives will step down from their roles as of May 4, 2011 – Brian NeSmith, chief product officer, and Dave de Simone, senior vice president of products and technology. They will help with transitional activities through June 30, 2011.

Updated Guidance for Fourth Quarter Fiscal 2011

In addition, the company today reported certain updated guidance for its fourth fiscal 2011 quarter ended April 30, 2011. Total net revenue for the fourth fiscal quarter is expected to be approximately $120.5 million to $121.5 million, compared with the company’s previous guidance of $121 million to $128 million. Non-GAAP net income is expected in the range of $0.30 to $0.31 per diluted share, compared with original guidance of $0.32 to $0.38. Because this updated guidance is preliminary in nature, the Company is not yet able to reconcile this guidance to comparable financial measures calculated and presented in accordance with GAAP. This reconciliation will be provided with our final financial results.

New Product Groups

Each of the three product groups will be led by a general manager who has been promoted from within Blue Coat and who will report directly to Mike Borman, president and chief executive officer, Blue Coat Systems.

“Blue Coat has created differentiated solutions in three key market areas that can be further developed and extended to meet evolving changes and infection points,” said Mr. Borman. “After completing our annual strategic planning process, we determined we could accelerate our growth by forming new product groups concentrated on technological innovation and product execution targeted at our largest opportunities. These changes, together with our aggressive sales and marketing programs that are now underway, position the company for improved long-term growth as we begin fiscal 2012.”

The Web Security group, led by Darrell Long, will focus on continuing to build on Blue Coat’s position as the leading vendor of Web security solutions for large enterprises, and on broadening its reach beyond Blue Coat’s current large-enterprise customer base, which includes 88% of the Fortune Global 500. Additionally, this group will continue to develop the Blue Coat® CacheFlow® product line, which helps service providers meet the challenges of delivering a high-quality user experience for Internet-delivered video and rich media content, while reducing operational expenses.

The WAN Optimization group, under the leadership of Tom Shea, will continue to advance the company’s next-generation WAN optimization solution. Blue Coat has been significantly improving the acceleration and optimization for file access, email, storage and data center-based applications, as well as Web applications and video. The product group will also advance the Blue Coat PacketShaper® solution capabilities for application visibility and control.

The Cloud Services group, led by Jim Vogt, will continue to develop Blue Coat cloud capabilities to address challenges in security, user empowerment and mobility and application delivery. Blue Coat pioneered cloud technologies over five years ago with the creation of its collaborative WebPulse™ community for identifying the latest sources of malicious threats and categorizing new content, and now leverages the experience of over 75 million users. Blue Coat recently announced the first product in its Cloud Service, the Web Security Module, which provides comprehensive, real-time Web protection available to a broad range of businesses and organizations.

Fourth Quarter 2011 Conference Call

Blue Coat will hold its conference call to discuss the Company’s final results for the fourth quarter of fiscal 2011 and its outlook for the first quarter of fiscal 2012 on Thursday, May 26, 2011 at 2:00 p.m. PDT (5:00 p.m. EDT). Participants in the United States should call (800) 230-1766. International participants should call (612) 332-0107. The passcode for the call is 203548. A replay will be available starting on Thursday, May 26 at 5:00 p.m. PDT (8:00 p.m. EDT), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is 203548. This call will be webcast by Thomson Reuters and can be accessed at Blue Coat’s Web site at www.bluecoat.com/aboutus/investor_relations.

About Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business, including non-GAAP diluted net income per share. This measure is not in accordance with, nor an alternative to, U.S. generally accepted accounting principles or GAAP and is intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. The Company believes that this measure provides useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as stock-based compensation expense, amortization of intangible assets, and expenses for matters related to the stock option investigation, and related income tax adjustments. In addition, the Company’s management and board of directors use this non-GAAP financial measure in developing operating budgets and in reviewing the Company’s results of operations, since such items have limited impact on their current and future operating decisions. Additionally, the Company believes that inclusion of this non-GAAP financial measure provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Blue Coat Systems

Blue Coat Systems is a leading provider of Web security and WAN optimization solutions. Blue Coat offers solutions that provide the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. Blue Coat also offers service provider solutions for managed security and WAN optimization, as well as carrier-grade caching solutions to save on bandwidth and enhance the end-user Web experience. For additional information, please visit www.bluecoat.com.

FORWARD-LOOKING STATEMENTS: This document contains certain forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: any statements regarding our business outlook and future financial and operating results; any statements of expectation or belief; any statements regarding plans, strategies and objectives of management for future operations; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by the Company, including but not limited to the risks described in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. The Company assumes no obligation and does not intend to update any of these forward-looking statements, except as required by applicable law, after the date on which it was made.

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Blue Coat, CacheFlow, PacketShaper and the Blue Coat logo are registered trademarks or trademarks of Blue Coat Systems, Inc. and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Media Contacts

Steve Schick

Blue Coat Systems

steve.schick@bluecoat.com

408-220-2076

Danielle Ostrovsky

Merritt Group

ostrovsky@merrittgrp.com

703-390-1537

Investor Contact

Jane Underwood

Blue Coat Systems

jane.underwood@bluecoat.com

408-541-3015